Exhibit 23(d)(1)(a)

                                    FORM OF
                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
              NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

                             EFFECTIVE MAY 1, 2007;
                            AMENDED DECEMBER 3, 2007*

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Fund                                             0.60% on assets up to $250 million
Nationwide  Growth Fund                                     0.575% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.55% on assets of $1 billion  and more
                                                            but less than $2 billion
                                                            0.525% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.50% for assets of $5 billion and more
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Nationwide  Value Opportunities Fund                        0.70% on assets up to $250 million
                                                            0.675% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.65% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.625% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.60% for assets of $5 billion and more
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Nationwide  Mid Cap Growth Leaders Fund                     0.80% on assets up to $250 million
                                                            0.77% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.74% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.71% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.68% for assets of $5 billion and more
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Nationwide  Global Technology and                           0.88% on assets up to $500 million
Communications Fund (1)                                     0.83% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.78% for assets of $2 billion and more
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Nationwide Global Health Sciences Fund(1)                   0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
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Nationwide  U.S. Growth Leaders Fund(2)                     0.90% on assets up to $500 million
                                                            0.80% on the next $1.5 billion in assets
                                                            0.75% on assets of $2 billion and more
----------------------------------------------------------- ----------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Leaders Fund(1)                                  0.80% on assets up to $500 million
                                                            0.70% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.65% on assets of $2 billion or more
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Nationwide Micro Cap Equity Fund                            1.25% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Mid Cap Growth Fund                              0.75% on assets up to $250 million
                                                            0.725% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.70% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.675% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.65% for assets of $5 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Leaders Fund                           0.95% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide U.S. Growth Leaders Long-Short Fund              1.50% on assets up to $250 million
                                                            1.25% on assets of $250 million and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide China Opportunities Fund(1)                      1.25% on assets up to $500 million
                                                            1.20% on assets of $500 million and more
                                                            but less than $2 billion
                                                            1.15% on assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Natural Resources Fund(1)                 0.70% on assets up to $500 million
                                                            0.65% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.60% on assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Optimal Allocations Fund:                        0.15% of the Fund's average daily net assets
Growth
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Optimal Allocations Fund: Moderate Growth        0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund: Moderate              0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund: Specialty             0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund: Defensive             0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
NorthPointe Small Cap Value Fund                            0.85% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
NorthPointe Small Cap Growth Fund                           0.95% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Bond Fund                                        0.50% on assets up to $250 million
Nationwide Tax-Free Income Fund                             0.475% on assets of $250 million and more
Nationwide Government Bond Fund                             but less than $1 billion
                                                            0.45% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.425% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.40% for assets of $5 billion and more
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Money Market Fund                                0.40% on assets up to $1 billion
                                                            0.38% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.36% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.34% for assets of $5 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide S&P 500 Index Fund                               0.13% on assets up to $1.5 billion
                                                            0.12% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.11% on assets of $3 billion and more
                                                            but less than $4.5 billion
                                                            0.10% on assets of $4.5 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Index Fund                             0.20% on assets up to $1.5 billion
                                                            0.19% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.18% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Mid Cap Market Index Fund                        0.22% on assets up to $1.5 billion
                                                            0.21% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.20% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide International Index Fund                         0.27% on assets up to $1.5 billion
                                                            0.26% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.25% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Bond Index Fund                                  0.22% on assets up to $1.5 billion
                                                            0.21% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.20% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Large Cap Value Fund                             0.75% on assets up to $100 million
                                                            0.70% on assets of $100 million and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Fund                                   0.95% on assets up to $100 million
                                                            0.80% on assets of $100 million and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Investor Destinations Aggressive Fund            0.13% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Investor Destinations Moderately                 0.13% of average daily net assets
Aggressive Fund
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Investor Destinations Moderate Fund              0.13% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Investor Destinations Moderately                 0.13% of average daily net assets
Conservative Fund
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Investor Destinations Conservative Fund          0.13% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Hedged Core Equity Fund                          1.25% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Small Cap Growth Opportunities Fund              0.95% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Value Fund                             0.95% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Core Fund                              0.85% on assets up to $500 million
                                                            0.75% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.70% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Market Neutral Fund                              1.25% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Emerging Markets Fund(1)                         1.05% on assets up to $500 million
                                                            1.00% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.95% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide International Growth Fund(1)                     0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Worldwide Leaders Fund(1)                        0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Financial Services Fund(1)                0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Utilities Fund(1)                         0.70% on assets up to $500 million
                                                            0.65% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.60% for assets of $2 billion or more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Short Duration Bond Fund                         0.35% on assets up to $500 million
                                                            0.34% on assets of $500 million and more
                                                            but less than $1 billion
                                                            0.325% on assets of $1 billion and more
                                                            but less than $3 billion
                                                            0.30% on assets of $3 billion and more
                                                            but less than $5 billion
                                                            0.285% on assets of $5 billion and more
                                                            but less than $10 billion
                                                            0.275% for assets of $10 billion and more
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Enhanced Income Fund                             0.35% on assets up to $500 million
                                                            0.34% on assets of $500 million and more
                                                            but less than $1 billion
                                                            0.325% on assets of $1 billion and more
                                                            but less than $3 billion
                                                            0.30% on assets of $3 billion and more
                                                            but less than $5 billion
                                                            0.285% on assets of $5 billion and more
                                                            but less than $10 billion
                                                            0.275% for assets of $10 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide U.S. Small Cap Value Fund                        1.25% of the Fund's average daily net assets
Nationwide International Value Fund                         1.16% of the Fund's average daily net assets
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Value Fund                                       0.65% of the Fund's average daily net assets
----------------------------------------------------------- ----------------------------------------------------------

(1) Performance Fees for the Nationwide Global Technology and Communications Fund; Nationwide Global Health Sciences Fund; Nationwide Leaders Fund; Nationwide China Opportunities Fund; Nationwide Global Natural Resources Fund; Nationwide Global Financial Services Fund; Nationwide Global Utilities Fund; Nationwide International Growth Fund; Nationwide Emerging Markets Fund; and Nationwide Worldwide Leaders Fund.

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

     +/-      100 bps under/outperformance                         2bps
     +/-      200 bps under/outperformance                         4bps
     +/-      300 bps under/outperformance                         6bps
     +/-      400 bps under/outperformance                         8bps
     +/-      500 bps or more under/outperformance                 10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Benchmark Index Performance:

The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

BENCHMARK INDICES:
-----------------

 1.  Nationwide  Global Technology and Communications Fund    Goldman Sachs Technology Composite Index
 2.  Nationwide  Global Health Sciences Fund                  Goldman Sachs Health Care Index
 3.  Nationwide  Leaders Fund                                 S&P 500 Index
 4.  Nationwide  China Opportunities Fund                     MSCI Zhong Hua Index
 5.  Nationwide  Global Natural Resources Fund                Goldman Sachs Natural Resources Index
 6.  Nationwide  Emerging Markets Fund                        MSCI Emerging Markets Index
 7.  Nationwide  International Growth Fund                    MSCI All Country World Free ex U.S. Index
 8.  Nationwide  Worldwide Leaders Fund                       MSCI World Index
 9.  Nationwide  Global Financial Services Fund               MSCI World Financial Index
10.  Nationwide  Global Utilities Fund                        60% MSCI World Telecom Service
                                                              Index/40% MSCI World Utilities Index

(2)      Performance fee for the Nationwide U.S. Growth Leaders Fund

         The base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

     For assets up to $500 million                    +/-    22 basis points
     Next $1.5 billion in assets                      +/-    18 basis points
     Assets of $2 billion and more                    +/-    16 basis points

The investment performance of the Nationwide U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

                                          TRUST:
                                          NATIONWIDE MUTUAL FUNDS



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                          ADVISER:
                                          NATIONWIDE FUND ADVISORS



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title: